Exhibit 99.1

electroCore Announces First Quarter 2026 Financial Results

First quarter 2026 net sales of $9.6 million, an increase of 43% over $6.7 million in the first quarter 2025

Net loss of $5.3 million with Adjusted EBITDA net loss improving 24%

from prior-year period to $2.3 million

Company to host a conference call and webcast today, May 6, 2026, at 4:30 pm EDT

ROCKAWAY, NJ, May 6, 2026 (GLOBE NEWSWIRE) — electroCore, Inc. (Nasdaq: ECOR) (“electroCore” or the “Company”), a bioelectronic technology company, today announced financial results for the first quarter ended March 31, 2026. The Company reported record quarterly revenue of $9.6 million, an increase of approximately 43% year-over-year, driven by continued growth in U.S. prescription sales in the U.S. Department of Veterans Affairs (“VA”) and direct-to-consumer Truvaga sales. The Company is reaffirming its full-year 2026 revenue guidance of approximately 30% annual growth over full-year 2025.

“Our first quarter results reflect what we believe is a meaningful inflection point for electroCore,” said Joshua Lev, Interim President and Chief Financial Officer of electroCore. “Quarterly revenue of $9.6 million was our highest ever and was accomplished with 87% gross profit margin. Net loss for the quarter was $5.3 million, however, after removing items such as non-recurring expenses associated with the leadership changes, we exhibited a 24% year-over-year improvement in adjusted EBITDA loss, demonstrating the operating leverage we expect to see as our platform scales. Each of our prescription channels – gammaCore in the VA and our Quell Fibromyalgia franchise acquired from NeuroMetrix, Inc. (“NURO”) last year – is contributing meaningfully, while our Truvaga consumer wellness brand continues to grow. With the leadership transition substantially behind us and Michael Fox on board to accelerate revenue growth, we believe we are well-positioned to execute against our full-year guidance.”

Recent Operational Highlights

Veterans Affairs Channel Continues to Drive Prescription Growth

The VA continued to be the Company’s largest growth driver in the first quarter. Prescription gammaCore revenue grew approximately 26% year-over-year while the number of VA facilities which have purchased prescription gammaCore products increased to 200, up from 175 a year ago. Approximately 15,000 VA patients have received a gammaCore device, representing approximately 2.5% penetration of the estimated addressable VA headache market.

Quell Adoption Continues

Sales of the Quell product line surpassed $1.0 million in quarterly revenue for the first time in the first quarter of 2026, bringing cumulative Quell revenue to approximately $2.7 million since the acquisition from NURO in May 2025, of which $2.5 million of Quell Fibromyalgia has been sold into the VA.

Truvaga Expands Internationally with Improved Marketing Efficiency

Truvaga revenue grew approximately 38% year-over-year to $1.5 million. Return on advertising spend (ROAS) improved approximately 14% sequentially to approximately 2.37x, reflecting an expanded network of influencer and affiliate partnerships and demonstrating improved marketing efficiency. The Q1 ROAS means, that for every $1.00 spent on Truvaga-related media, the Company generated $2.37 of revenue. In addition, the Company launched Truvaga in the United Kingdom in January 2026, marking the brand’s first expansion outside the United States.

Pipeline Advances with Quell Relief Launch and Next-Generation Mobile App

The Company expects to launch Quell Relief for lower extremity pain later in the second half of 2026 and is developing a next-generation mobile application designed to complement Truvaga and Quell, with the potential to support future recurring revenue opportunities.

Continued Progress Towards Future Indications

The body of evidence supporting the therapeutic potential of non-invasive vagus nerve stimulation, or nVNS, continues to expand. A new publication in Frontiers in Neuroscience titled “Adjunctive non-invasive vagus nerve stimulation for chronic mild traumatic brain injury with comorbid post-traumatic stress disorder: a post-hoc analysis” highlighted findings on the potential benefits of adjunctive non-invasive vagus nerve stimulation in patients with mild traumatic brain injury and post-traumatic stress disorder, or PTSD.

Additionally, approximately 20 participants have been enrolled in a clinical study conducted by Acacia Clinics in collaboration with the Vagus Nerve Society designed to evaluate the safety and effectiveness of electroCore’s gammaCore ® device as an adjunctive treatment for symptoms associated with PTSD.

Michael Fox Joins as Chief Operating Officer

Michael Fox joined electroCore as Chief Operating Officer in April 2026, bringing more than 35 years of commercial leadership experience across complex healthcare markets, including extensive work within federal systems and the VA.

“Joining electroCore at this stage of the Company’s growth was a clear opportunity,” said Michael Fox, Chief Operating Officer of electroCore. “The platform is generating meaningful revenue with gross margins that compare favorably to many medical device peers, and the operating leverage opportunity is substantial. My focus will be on scaling our commercial organization efficiently — ensuring that incremental revenue translates into bottom-line improvement.”

First Quarter 2026 Financial Results and Select Guidance

For the first quarter of 2026, electroCore reported net sales of $9.6 million compared to $6.7 million during the same period in 2025, an increase of approximately 43% over the prior year. The increase of $2.9 million was primarily driven by growth in net sales of prescription (Rx) gammaCore to the VA, sales of Quell Fibromyalgia products acquired from NURO in May 2025 and also sold to the VA, and continued growth in net sales of the Company’s nonprescription general wellness Truvaga products. The Company expects that the majority of fiscal year 2026 revenue will continue to come from the VA.

	Three months ended March 31,
Channel:	2026	2025
United States – Rx	$7,421	$5,005
General Wellness	1,588	1,106
Outside the United States	502	498
TAC-STIM	42	90
In-License / Other	31	20
Total Net Sales	$9,584	$6,719

Gross profit increased $2.7 million to $8.4 million for the three months ended March 31, 2026 compared to the three months ended March 31, 2025. The increase in gross profit is attributable to the increased net sales and favorable product mix. Gross margin expanded to 87% for the three months ended March 31, 2026, compared to 85% for the prior year period.

Research and development expense was $0.7 million in the first quarter of 2026, compared to $0.6 million in the first quarter of 2025. The increase was primarily due to increased studies and grants.

Selling, general and administrative expense was $12.9 million for the three months ended March 31, 2026, compared to $8.9 million in the prior year period. Sales and marketing increased $1.8 million from the prior year. The increase in sales and marketing expense was primarily driven by approximately $1.6 million of variable expenses that supported the $2.9 million increase in net sales, reflecting the operating leverage embedded in the Company’s platform as it scales.

General and administrative expense increased $2.3 million from the prior year. The year-over-year increase included approximately $1.9 million of one-time leadership transition expenses as well as approximately $0.3 million of legal fees related to the ongoing litigation.

Total operating expenses in the three months ended March 31, 2026 were $13.7 million, compared to $9.5 million in the three months ended March 31, 2025.

GAAP net loss in the first quarter of 2026 was $5.3 million, compared to $3.9 million in the first quarter of 2025. The increase in GAAP net loss was primarily attributable to the $1.9 million of one-time expense associated with the leadership transition. Net loss per share for the first quarter of 2026 was $0.59, compared to $0.47 in the first quarter of 2025. Excluding $1.9 million of expense associated with the leadership transition, net loss per share for the first quarter of 2026 was $0.37.

Adjusted EBITDA net loss in the first quarter of 2026 was $2.3 million, compared to an adjusted EBITDA net loss of $3.1 million in the first quarter of 2025, an improvement of approximately $0.7 million, or 24%, year-over-year.

Adjusted EBITDA net loss is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measure” below for additional information and a reconciliation to GAAP net loss.

Total cash, cash equivalents, and marketable securities at March 31, 2026, was approximately $8.8 million, compared to approximately $11.6 million at December 31, 2025.

Full Year 2026 Outlook

For the full year of 2026, the Company is reiterating revenue guidance of approximately 30% annual revenue growth over 2025.

Webcast and Conference Call Information

electroCore’s management team will host a webcast and conference call today, May 6, 2026, beginning at 4:30 PM EDT.

Investors must register here to receive login credentials and be able to ask questions on the call. All attendees who prefer to participate in “Listen Only” mode may dial in as follows:

Dial-In: (646) 931-3860

Webinar ID: 856 5438 2775

Passcode: 895430

An archived webcast of the event will be available on the “Investors” section of the Company’s website at: www.electrocore.com.

About electroCore, Inc.

electroCore, Inc. and its subsidiaries (“electroCore” or the “Company”) is a bioelectronic technology company whose mission is to improve health and quality of life through innovative non-invasive bioelectronic technologies. The Company’s leading prescription products are gammaCore non-invasive vagus nerve stimulation, or nVNS, indicated for the treatment of primary headache conditions, and Quell Fibromyalgia. The Company also commercializes its handheld and personal-use Truvaga and TAC-STIM™ nVNS products, which utilize bioelectronic technologies to promote general wellness and human performance.

For more information, visit www.electrocore.com.

Forward-Looking Statements

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about, electroCore’s business prospects and clinical and product development plans; its pipeline or potential markets for its technologies; the timing, outcome and impact of regulatory, clinical and commercial developments; business prospects around its prescription gammaCore product, general wellness Truvaga and TAC-STIM products, Quell products, and other potential new products and markets; revenue guidance for the full year of 2026; the Company’s ability to continue as a going concern;, the Company’s ability to raise additional capital; and the Company’s liquidity position, respectively, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “believes,” “designed,” “intends,” and other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore, TAC-STIM, Truvaga, and Quell, the risk the Company may not be able to maintain its listing on the Nasdaq Capital Market, the impact of an ongoing leadership and management transition, electroCore’s results of operations and financial performance, inflation and currency fluctuations, and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall economic and market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov including its Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Contact

ECOR Investor Relations

(973) 302-9253

investors@electrocore.com

electroCore, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three months ended March 31,
	2026	2025
Net sales	$9,584	$6,719
Cost of goods sold	1,220	1,013
Gross profit	8,364	5,706
Operating expenses:
Research and development	740	642
Selling, general and administrative	12,940	8,886
Total operating expenses	13,680	9,528
Loss from operations	(5,316)	(3,822)
Other (income) expense:
Interest and other income	(52)	(83)
Interest expense	318	5
Other expense	10	159
Total other expense	276	81
Loss before income taxes	(5,592)	(3,903)
Benefit from income taxes	321	48
Net loss	$(5,271)	$(3,855)
Net loss per share of common stock - Basic and Diluted	$(0.59)	$(0.47)
Weighted average common shares outstanding - Basic and Diluted	8,953	8,289

electroCore, Inc.

Condensed Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$4,852	$7,035
Marketable securities	3,978	4,576
Total assets	15,482	18,667
Current liabilities	12,313	11,348
Total liabilities	21,170	20,376
Total stockholders’ deficit	(5,688)	(1,709)

Use of Non-GAAP Financial Measure

The Company is presenting adjusted EBITDA net loss because it believes this measure is a useful indicator of its operating performance. Management uses this non-GAAP measure principally as a measure of the Company’s core operating performance and believes that this measure is useful to investors because it is frequently used by the financial community, investors, and other interested parties to evaluate companies in the Company’s industry. The Company also believes that this measure is useful to its management and investors as a measure of comparative operating performance from period to period. Additionally, the Company believes its use of non-GAAP adjusted EBITDA net loss from operations facilitates management’s internal comparisons to historical operating results by factoring out potential differences caused by gains and charges not related to its regular, ongoing business, including, without limitation, non-cash charges and certain large and unpredictable charges such as restructuring expenses.

The Company defines adjusted EBITDA net loss as GAAP net loss, adjusting to exclude non-operating gains/losses, depreciation and amortization, stock-based compensation expense, inventory reserve changes, accounts receivable reserve charges, non-recurring recruiting fees, severance and other related charges, legal fees associated with stockholders’ litigation and intellectual property litigation, benefit from income taxes, and non-recurring transaction charges associated with the acquisition of NURO and other business development activities, or other one-time charges. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss is provided in the financial statement table below.

	Three months ended March 31,
(in thousands)	2026	2025
GAAP net loss	$(5,271)	$(3,855)
Depreciation and amortization	21	155
Stock-based compensation	1,036	540
Inventory reserve change	33	(88)
Severance and other related charges	1,425	180
Acquisition related expenses	-	145
Interest and other (income) expense	266	(83)
Benefit from income taxes	(321)	(48)
Non-recurring one-time charges	485	-
Adjusted EBITDA net loss	$(2,326)	$(3,054)

The Company’s use of a non-GAAP measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are: (i) the non-GAAP measure does not reflect interest or tax payments that may represent a reduction in cash available; (ii) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the non-GAAP measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (iii) the non-GAAP measure does not reflect the potentially dilutive impact of equity-based compensation; and (iv) the non-GAAP measure does not reflect changes in, or cash requirements for working capital needs; other companies, including companies in electroCore’s industry, may calculate adjusted EBITDA net loss differently, effectively reducing its usefulness as a comparative measure.

Because of these and other limitations, you should consider the non-GAAP measure together with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and other GAAP results. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the preceding financial statements table of this press release.